Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

NEOVOLTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units(1) (2)	457(o)	--	--	$6,900,000	0.0000927	$639.63
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share included in the Units(3)	457(g)	--	--
Fees to Be Paid	Equity	Warrants included in the Units (3) (4)	457(g)	--	--
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share underlying the warrants included in the Units (3) (4)	457(o)	--	--	$6,900,000	0.0000927	$639.63
Fees to Be Paid	Equity	Underwriter’s warrants(5)	457(g)	--	--
Fees to Be Paid	Equity	Common stock underlying Underwriters’ warrants(5)	457(o)	--	--	$455,400	0.0000927	$42.22
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts	$14,255,400	$1,321.48
	Total Fees Previously Paid		$2,205.00
	Total Fee Offsets		0.00
	Net Fee Due		$1,321.48

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)Each Unit consists of one share of Common Stock and one Warrant to purchase one share of Common Stock.

(3)Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)Pursuant to Rule 457(g) under the Securities Act, no additional fee is required.

(5)Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the common stock underlying the underwriter’s warrants by assuming that such warrants are exercisable at a price per share equal to 110% of the public offering price of the common stock in the units sold in this offering.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A